UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2012

ServiceSource International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35108	81-0578975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street

San Francisco, California 94107

(Address of principal executive offices, Zip code)

(415) 901-6030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2012, ServiceSource International, Inc. held its 2012 Annual Meeting of Stockholders. Of the 73,349,505 shares of common stock outstanding as of the April 2, 2012 record date, 70,842,288 shares were represented at the meeting in person or by proxy, constituting 95.3% of the outstanding shares entitled to vote. The matters voted upon at the meeting and the voting results for each matter are set forth below:

(i) Election of two Class I directors for a term of three years expiring in 2015:

Name	For	Withheld
Bruce W. Dunlevie	64,557,664	356,725
Barry D. Reynolds	63,684,666	1,229,723

There were 5,927,899 broker non-votes with respect to the election of both of the directors listed above.

(ii) Advisory vote to approve the compensation of the named executive officers for the year ended December 31, 2011, as set forth in the company’s proxy statement for the 2012 Annual Meeting of Stockholders:

For: 64,763,932	Against: 150,042	Abstain: 415

There were 5,927,899 broker non-votes with respect to this vote.

(iii) Advisory vote on the frequency of a stockholder vote on executive compensation:

1 Year: 60,237,932	2 years: 1,100,334	3 years: 3,557,044	Abstentions: 19,079

There were 5,927,899 broker non-votes with respect to this vote.

Consistent with these voting results, ServiceSource has determined it is in the best interests of the company and its stockholders to include a stockholder advisory vote for the approval of named executive officer compensation each year in the company’s annual proxy statements.

(iv) Ratification of appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2012:

For: 69,821,828	Against: 1,016,245	Abstentions: 4,215

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul D. Warenski
Name:	Paul D. Warenski
Title:	Executive Vice President, General Counsel and Secretary